CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Zaldiva, Inc. (the "Company") on Form 10-QSB for the quarter ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Nicole Leigh Van Coller, President, and Robert B. Lees, CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1)  The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 14 , 2008	By:	/s/ Nicole Leigh Van Coller
Nicole Leigh Van Coller
President and Director

Date:	August 14 , 2008	By:	/s/Robert B. Lees
Robert B. Lees
CFO and Director